_______________________________________________________________________

John Hancock Investment Management Services, LLC
601 Congress Street

Boston, MA 02210

As of March 20, 2013

To the Trustees of:

John Hancock Funds III

601 Congress Street

Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated July 1, 2009, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B.

2. The Adviser has voluntarily agreed to waive its management fee and, to the extent necessary, bear other expenses, as set forth in Appendices C, D and E.

3. We understand and intend that the Trust rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By: _/s/ Jeffrey H. Long__________________

Jeffrey H. Long

Chief Financial Officer

By: _/s/ Charles Rizzo __________________

Charles Rizzo

Senior Vice President

APPENDIX A

Total Fund Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit
Core High Yield[1]	1.18%	None	1.93%	N/A	N/A	N/A	N/A	N/A	0.87%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
Disciplined Value	None	2.05%	2.05% (expires on 6/30/13)	1.57%[2]	1.32%[2]	1.47%[2]	1.07%[2]	0.87%[2] (expires on 6/30/13)	None	0.85%	N/A	N/A	N/A	None	0.82%[2]	6/30/2014, Except Class C and Class R5 as noted
Disciplined Value Mid Cap	1.35% (expires on 6/30/13)	N/A	2.10% (expires on 6/30/13)	N/A	1.40%[3]	N/A	N/A	N/A	1.04%[4] (expires on 6/30/13)	N/A	N/A	1.25%	N/A	None	0.95%[3] (expires on 9/30/13)	6/30/2014, Except Class A, Class C, Class I and Class R6 as noted
Global Shareholder Yield	1.42% (expires on 6/30/2013)	2.12%	2.12%	N/A	1.47%[5]	N/A	N/A	N/A	1.06%[6] (expires on 6/30/2013)	N/A	N/A	N/A	N/A	None	0.97%	6/30/2014 Except Class A and Class I as noted
International Allocation	0.63%	1.33%	1.33%	N/A	N/A	N/A	N/A	N/A	0.27%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
International Core	1.60%	2.30%	2.30%	1.90%	1.65%[5]	1.80%	1.40%[7]	1.20%	None	N/A	N/A	N/A	None	None	1.12%	6/30/2014
International Growth	1.60%	2.30%	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	1.15%	None	N/A	6/30/2014
International Value Equity	1.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.29%[8]	N/A	N/A	N/A	N/A	None	N/A	6/30/2014
Leveraged Companies	None	None	None	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rainier Growth	1.35% (expires on 6/30/13)	2.10% (expires on 6/30/13)	2.10% (expires on 6/30/13)	1.70%	1.45%[5]	1.60%	1.20%[9]	1.00%	None	N/A	1.40% (expires on 6/30/13)	1.14%	N/A	None	0.86%	6/30/2014 Except Class A, Class B, Class C and Class T as noted
Small Cap Opportunities	None	None	None	N/A	N/A	N/A	N/A	N/A	None	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Small Company	1.50%	N/A	N/A	1.80%	1.55%[5]	1.70%	1.30%[10]	1.10%	1.14%[11]	N/A	N/A	1.34%	N/A	N/A	1.04%	6/30/2014
Strategic Growth	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014

1 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class A and Class I shares of Core High Yield Fund (from 1.25% to 1.18% and 0.94% to 0.87%, respectively), effective as of March 1, 2012 until June 30, 2013.

2 At the September 10-11, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class R1, Class R2, Class R3, Class R4, Class R5 and Class R6 of Disciplined Value Fund (from 1.65% to 1.57%, 1.40% to 1.32%, 1.55% to 1.47%, 1.15% to 1.07%, 0.95% to 0.87% and 0.86 to 0.82%, respectively), effective as of September 11, 2012 until September 30, 2013.

3 At the September 10-11, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class R2 and Class R6 of Disciplined Value Mid Cap Fund (from 1.45% to 1.40% and 0.99% to 0.95%, respectively), effective as of September 11, 2012 until September 30, 2013.

4 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the increase of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class I shares (from 1.00% to 1.04%), effective as of July 10, 2012 until June 30, 2013.

5 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the fee waiver and/or expense reimbursement for Class R2 shares of the Funds with an expiration date of June 30, 2013, effective as of March 1, 2012.

6 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the increase of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class I shares (from 0.97 % to 1.06%), until June 30, 2013.

7 At the June 3-5 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of R4 shares of International Core Fund (from 1.50% to 1.40%), effective as of June 5, 2012 until June 30, 2013.

8 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the increase of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class I shares (from 1.18 % to 1.29%), until June 30, 2013.

9 At the June 3-5 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of R4 shares of Rainier Growth Fund (from 1.30% to 1.20%), effective as of June 5, 2012 until June 30, 2013.

10 At the June 3-5 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of R4 shares of Small Company Fund (from 1.40% to 1.30%), effective as of June 5, 2012 until June 30, 2013.

11 At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified the increase of the Expense Limit of the fee waiver and/or expense reimbursement arrangements of Class I shares (from 1.04% to 1.14%), until June 30, 2013.

APPENDIX B

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Global Shareholder Yield Fund’s management fee to a maximum annual rate of 0.80% of the Fund’s average daily net assets. The limitation will continue until at least June 30, 2013.*

* At the March 4-7, 2012 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board ratified, the extension of the expiration date (to June 30, 2013) of the management fee limitation, effective upon the current expiration date of June 30, 2012.

APPENDIX C

Advisor Fee Voluntary Waiver

Fund Level

The Adviser, as the investment adviser for the John Hancock International Allocation Portfolio (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and the Trust and 0.50% on all other investments.

The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:

The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.

This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

APPENDIX D

Fund Level Other Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) advisory fees; (viii) Rule 12b-1 fees; (ix) transfer agency fees; (x) printing, postage and blue sky registration fees; (xi) fees under any agreements; or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Expense Limit*
Core High Yield	0.19%
International Allocation	0.16%
Small Cap Opportunities	0.27%

*Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.

APPENDIX E

Fund Voluntary Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows, effective July 1, 2012:

Fund/ Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6
Leveraged Companies*	1.35%	2.05%	2.05%	N/A	N/A	N/A	N/A	N/A	0.99%	N/A	N/A	N/A	N/A	N/A	N/A
Small Cap Opportunities*	1.60%	2.30%	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	N/A	N/A	N/A

*Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.